Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”) is dated as of June 3, 2021 between 1847 Goedeker Inc., a Delaware corporation (“Borrower”) and Northpoint Commercial Finance LLC, a Delaware limited liability company (“Lender”).

Borrower and Lender were parties to a Loan and Security Agreement dated as of June 24, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “Original Agreement”), and the Original Agreement was terminated.

Borrower wishes to reestablish a line of credit with Lender on the terms set forth in this Agreement.

1.	Loans.

Lender may from time to time advance funds (each, a “Loan”) for acquisition, financing and/or refinancing by Borrower of inventory (individually and collectively, “Inventory”) and for such other purposes as are acceptable to Lender. Borrower understands and agrees that each Loan will be solely at Lender’s discretion, and Borrower expressly disclaims any right to expect otherwise as a result of any course of dealing between Borrower or Lender, any particular need for any such Loan by Borrower, Lender’s dealings with others, Lender’s arrangements with any Vendor, or otherwise. Lender may establish a credit limit for Borrower and may adjust such credit limit from time to time. Such credit limit does not constitute a commitment or committed line of credit from Lender. To be eligible for a Loan, Inventory must be: (a) serialized, unless otherwise agreed to by Lender; (b) adequately described on an invoice issued to Borrower by a manufacturer or distributor approved by Lender (each, a “Vendor”); (c) approved by Lender, in Lender’s discretion, for financing pursuant to a program authorized by the applicable Vendor; and (d) encumbered by a first priority perfected security interest in favor of Lender.

2.	Payment.

(a)	Promise to Pay. Lender may provide to Borrower, in a manner chosen by Lender from time to time, one or more of the following: a statement of financial transaction, a program letter, an approval letter, a billing statement, or other documentation identifying Inventory, the amount of the Loan for such Inventory, and the applicable interest rates and financial terms for such Loan (individually and collectively, a “Schedule”). Borrower’s failure to notify Lender in writing of any objection to a particular Schedule within ten (10) days of the date such Schedule is first made available to Borrower shall constitute Borrower’s: (a) acceptance of all terms thereof; (b) agreement that Lender is financing that Inventory at Borrower’s request; and (c) agreement that that Schedule will be incorporated herein by reference. The amount of the Loan for an item of Inventory shall be deemed to be the original invoice cost (“Invoice Cost”) of that item of Inventory as listed on the applicable Schedule. Borrower promises to pay to Lender the amount of each Loan pursuant to each applicable Schedule, together with interest and charges on the Invoice Cost and/or fees on the account as specified in each applicable Schedule and this Agreement (collectively, the “Total Debt”). If Borrower timely objects to the terms of any Schedule and such objection is not resolved within three (3) business days, Borrower will pay Lender for such Inventory, and the terms of such Schedule shall be deemed for all purposes to be, in accordance with the most recent terms for similar Inventory to which Borrower has not objected. Regardless of the payment terms contained in any Schedule, if Lender determines at any time that the Total Debt outstanding exceeds the value of Borrower’s inventory for which Lender has an enforceable first lien security interest, then Borrower will upon demand by Lender pay the amount of such excess to Lender for application to the Obligations. Borrower assigns to Lender all present and future price protection payments, discounts, rebates, credits, factory holdbacks and incentive payments owed to Borrower by a Vendor. Borrower irrevocably authorizes each Vendor to pay these directly to Lender. All payments hereunder and under each Schedule shall be made payable to Lender and delivered to the address specified by Lender from time to time or paid in such manner as Lender may specify from time to time. As to all payments made by or on behalf of Borrower with respect to its Obligations, Lender may apply any payments received to the Obligations, or any portion thereof, in any manner and in any order as Lender may determine in its sole discretion, notwithstanding contrary instructions received. Application of payments made on Borrower’s account may occur up to two (2) business days after deposit into Lender’s account to allow for clearance of funds. Any payment deposited after 3:00pm prevailing time in Atlanta, Georgia into Lender’s account will be deemed to have been deposited into Lender’s account the next business day.

’

Loan and Security Agreement (Limited Collateral – Specific OEMs) - Page 1 of 8

(b)	Interest. The Schedule for a Loan will include the applicable per annum interest rates for that Loan. Any late payment interest rate listed on that Schedule may be charged to that Loan upon any payment under this Agreement or under any Schedule being past due and until such payment is made. Any maturity rate of interest listed on that Schedule may be charged to that Loan when the maturity date set forth on that Schedule has passed. Any applicable default rate of interest listed on that Schedule may be charged to that Loan upon the occurrence of any Default. If Borrower timely objects to the terms of any Schedule and such objection is not resolved within three (3) business days, the applicable interest rates for that Loan shall be in accordance with the most recent terms for similar Inventory to which Borrower has not objected; provided, however, if there are no prior terms, until resolution by the parties hereto, interest shall accrue at the Benchmark Rate (which is subject to change) plus twelve percent (12%) per annum. As used in this Agreement and all Schedules, “Benchmark Rate” means (i) before January 1, 2022, LIBOR and (ii) on and after January 1, 2022 (for all then currently outstanding loans and all future loans), LIBOR Replacement. “LIBOR” means a variable rate adjusted monthly that for any calendar month is equal to the greater of (i) the highest interest rate (rounded upwards, if necessary, to the nearest 1/1000th of 1%) published on the website http://research.stlouisfed.org/fred2/series/USD1MTD156N# during the calendar month prior to such calendar month as the one-month London Interbank Offered Rate for United States dollar deposits (or, if such page shall cease to be publicly available or, if the information/description contained on such page, in Lender’s sole discretion, shall cease to accurately reflect such London Interbank Offered Rate, then such rate as reported by any publicly available recognized source of similar market data selected by Lender that, in Lender’s reasonable judgment, accurately reflects such London Interbank Offered Rate) and (ii) the minimum LIBOR set forth in the applicable Schedule. “LIBOR Replacement” means a variable rate adjusted monthly that for any calendar month is equal to the greater of (i) the highest of a replacement rate comparable to LIBOR (rounded upwards, if necessary, to the nearest 1/1000th of 1%) during the calendar month prior to such calendar month that is equal to the sum of (1) a commercially reasonable benchmark rate based on the Secured Overnight Financing Rate (SOFR) published by the Federal Reserve Bank of New York (or a simple or compounded average thereof) plus (2) any commercially reasonable spread adjustment or method for calculating or determining a spread adjustment reasonably necessary for the replacement rate to be comparable to LIBOR and (ii) the minimum LIBOR Replacement rate set forth in the applicable Schedule. All determinations in the LIBOR Replacement shall be made by Northpoint in its reasonable judgment giving due consideration to industry-accepted practices and any recommendation by the Federal Reserve Bank of New York, Federal Reserve Board, or a committee officially endorsed or convened by the Federal Reserve Bank of New York or the Federal Reserve Board and shall be deemed accurate absent manifest error.

Interest shall accrue and be payable monthly, in arrears, and shall be due and payable by the fifteenth (15th) day of the calendar month following the calendar month in which such interest accrues. Interest shall be calculated based upon a 360 day year and the actual number of days elapsed in such calendar month. Lender may adjust any rate of interest hereunder upon prior notice to and acceptance by Borrower (which notice may, but shall not be required to, be included in a Schedule), which acceptance shall be conclusively evidenced by Borrower’s request for Loans following Lender providing notice to Borrower of the adjusted rate of interest. The adjusted rate of interest shall become effective as of the first day of the month following the month in which Borrower accepts the adjusted rate of interest. It is the intention of Lender not to charge interest pursuant to any Schedule at a rate in excess of the highest rate permitted by applicable law. In making such determination, interest on any outstanding credit amount shall be spread over the entire period that such credit amount is outstanding. If any interest rate provided for in this Agreement exceeds the legally permitted rate, the rate will automatically be reduced to the maximum rate permitted by applicable law. Any interest paid by Borrower to Lender in excess of the highest rate permitted by applicable law will be applied to reduce the outstanding principal of the Obligations, and if no Obligations remain outstanding, will be refunded to Borrower.

(c)	Fees. Borrower agrees to pay to Lender each of the following fees if assessed by Lender: (i) an “Audit Fee” for each audit conducted as determined by Lender, which shall be equal in each case to the Lender’s actual out-of-pocket expenses incurred in connection with such audit or any minimum audit fee amount established by Lender (with audits to be conducted as frequently as Lender, in its sole discretion, deems prudent); (ii) a “Returned Payment Fee”, in each case in which Lender receives a check, ACH electronic payment or other amount in payment of Obligations and such payment is returned or rejected by Lender’s bank for insufficient funds or for any other reason, even if it is paid subsequently, in an amount equal to the lesser of (a) the maximum amount permitted by law or (b) $50.00; and (iii), a “Late Fee” for each payment that is not received by Lender by the 25th day of a calendar month, and on the 25th day of each successive calendar month thereafter until such past due amount is received by Lender, in an amount equal to the greater of (a) five percent (5%) of the amount past due for such payment and (b) $25; (iv) a “Billing Fee” in an amount equal to $250.00 for each month that Borrower requests a paper billing statement or a paper statement of financial transaction; (v) a “Live Check Fee” in an amount equal to $50.00 for each check or similar instrument that Borrower sends to Lender for payment of Obligations or for any other payment of Obligations by Borrower to Lender other than electronic payments initiated on a website provided by Lender; (vi) a “Processing Fee” on each item of Inventory in an amount to be specified in the applicable Schedule; and (vii) a “Low Utilization Fee” in the amount of $150 per calendar quarter for each quarter that the Borrower’s credit limit is $150,00 or less and that the daily average of Loans outstanding during such calendar quarter is $25,000 or less; and (viii) any such additional fees and/or changes to the above-listed fees as Lender shall implement from time to time in connection with the servicing and/or administration of Borrower’s account with Lender, to be effective as of the notice date, or such other future date as Lender shall advise, and in each case upon prior notice to and acceptance by Borrower (which notice may, but shall not be required to, be included in a Schedule), which acceptance shall be conclusively evidenced by Borrower’s request for Loans following Lender sending notice to Borrower of a particular additional and/or changed fee. Delivery of any such notice by facsimile or other electronic transmission shall be equally effective as delivery of a printed notice. Borrower further agrees to pay Lender the maximum fees permitted by applicable law in respect of any requests from Borrower for accounting, listings of Collateral, statements of account, or explanations of surpluses or deficiencies. All of the foregoing fees constitute compensation to Lender for services rendered and are not interest or a charge for the use of money.

Loan and Security Agreement (Limited Collateral – Specific OEMs) - Page 2 of 8

3.	Collateral.

In order to secure all present and future obligations, whether under this Agreement or any other current or future agreement, Borrower hereby grants to Lender a security interest in all of Borrower’s inventory (i) that is manufactured, distributed, or sold by Samsung Electronics America, Inc. and/or its respective affiliates and/or (ii) that bears any trade names, trademarks, or logos of Samsung Electronics America, Inc. and/or its respective affiliates, whether now owned or hereafter acquired and wherever located; all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories and accessions of any of the foregoing; all price protection payments, discounts, rebates, credits, factory holdbacks and incentive payments related to any of the foregoing; supporting obligations to any of the foregoing; and products and proceeds in whatever form of any of the foregoing (collectively, the “Collateral”). Borrower agrees that the Collateral shall at all times remain personal property, shall not become affixed to or form a part of any real estate without the consent of Lender, and shall be located at Borrower’s place(s) of business or at any other locations otherwise approved in writing by Lender from time to time. Lender retains the right to demand additional protection for the approval of a new location for Inventory, which includes, but is not limited to, a properly executed landlord/lienholder waiver(s). Borrower shall not remove any of the Collateral from such location(s) (except for moving Collateral between or among approved locations). Borrower shall take all actions that Lender from time to time reasonably deems necessary or appropriate to protect and perfect its security interest in the Collateral. Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto which, among other things, list the Collateral and provide any other information required to evidence the agreements set forth herein, or as may be amended from time to time, or for sufficiency or filing office acceptance. Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Both Borrower and Lender intend for Borrower to sell the Inventory, but only in the ordinary course of its business as Borrower normally sells such Inventory. Therefore, Borrower may sell any item of Inventory provided that: (a) no Default exists and (b) the price obtained for such item of Inventory is not less than the unpaid Total Debt attributable thereto. Borrower will hold in trust for Lender all of the proceeds of any sale of Inventory, and Borrower will immediately remit the unpaid Invoice Cost of such item of Inventory to Lender. Upon demand by Lender, Borrower shall immediately remit to Lender the full unpaid Invoice Cost of any item of Inventory (which amount shall be applied in repayment of the Loan(s) relating to such item of Inventory or otherwise as determined by Lender in its sole discretion) as to which (i) Borrower receives any deposit or similar amount from a contemplated purchaser and/or (ii) Borrower enters into a contract to sell such item of Inventory. The immediately preceding two sentences shall not apply to any Inventory financed by Lender under a scheduled payment or other non-“pay as sold” program. Borrower shall bear the entire risk of loss or destruction of, or damage to, the Collateral. Borrower will procure and continuously maintain “all risk” property insurance covering each item of Collateral for the full replacement value thereof and with such loss payable and other endorsements as Lender may require, plus such other insurance as Lender may specify from time to time. Borrower shall immediately notify Lender of any loss, theft or damage to any Collateral. Lender may alter the insurance requirements under this Section 3, as Lender reasonably deems necessary, by giving written notice to Borrower. Borrower hereby agrees that Lender may act as Borrower’s representative in making, adjusting and settling claims with respect to the Collateral under any such insurance policies, and endorsing Borrower’s name on any drafts, checks or other instruments drawn by an insurer and relating to the Collateral. Until Borrower’s presentation of proper evidence of valid insurance meeting the requirements of this Section 3 in a form and substance satisfactory to Lender, in its sole discretion, or in the event of Borrower’s failure to secure and maintain insurance as herein required, Lender may, to protect and insure the Collateral, at its sole option, secure such insurance on behalf of Borrower, and Borrower hereby promises to pay to Lender on demand any amounts expended by Lender for such insurance. Insurance purchased by Lender may include coverage beyond those required by this Section 3. Lender’s affiliates may act as insurance carrier, premium finance company and/or insurance administrator, and may be compensated through premium charges, commissions, premium rebates and fees. Borrower acknowledges that any insurance obtained by Lender is solely for the benefit of Lender and may be more expensive than insurance obtained by Borrower. Lender will promptly discontinue any insurance purchased by Lender upon Borrower’s presentation of proper evidence of valid insurance meeting the requirements of this Section 3. Lender’s acceptance of policies in lesser amounts in one instance shall not be a waiver of Borrower’s obligations hereunder in any other instances. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT: (a) LENDER IS NOT THE MANUFACTURER OR THE SELLER OF THE INVENTORY; AND (b) LENDER HAS NOT MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE INVENTORY OF ANY NATURE OR KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE MERCHANTABILITY OF THE INVENTORY, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS OR ITS NON-INFRINGEMENT OF THE RIGHTS OF OTHERS. BORROWER IRREVOCABLY WAIVES ANY CLAIMS AGAINST LENDER WITH RESPECT TO THE INVENTORY WHETHER FOR BREACH OF WARRANTY OR OTHERWISE. BORROWER AGREES THAT ITS OBLIGATIONS TO LENDER WITH RESPECT TO INVENTORY FINANCED BY LENDER SHALL BE ABSOLUTE AND UNCONDITIONAL AT ALL TIMES AFTER LENDER HAS ADVANCED OR COMMITTED TO ADVANCE ALL OR ANY PART OF THE INVOICE COST OF SUCH INVENTORY TO THE SELLER THEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BORROWER WILL NOT DELAY PAYMENT OF ANY OBLIGATIONS TO LENDER, OR ASSERT ANY DEFENSE OR SET-OFF WITH RESPECT TO SUCH OBLIGATIONS, DUE TO A DISPUTE BETWEEN BORROWER AND A VENDOR OF INVENTORY AND REGARDLESS OF ANY DISCOUNT OR ALLOWANCE PROVIDED BY A VENDOR TO BORROWER.

Loan and Security Agreement (Limited Collateral – Specific OEMs) - Page 3 of 8

4.	Borrower’s Representations, Warranties and Covenants.

Borrower represents and warrants to Lender that: the execution of and performance by Borrower under the terms of this Agreement, each Schedule and related financing documents have been approved for Borrower by all necessary corporate or other action as applicable; Borrower is duly formed and is in good standing and qualified to do business in its state of organization (if applicable) and in the state(s) in which its place(s) of business is (are) located; the execution and delivery of this Agreement does not contravene any of Borrower’s organizational documents or any other agreement, document or instrument to which Borrower is a party; this Agreement is a valid, binding and enforceable agreement of Borrower; Borrower lawfully possesses and owns each item of Collateral financed or refinanced by Lender for Borrower; the Collateral is free from, and will remain free from, all liens or other encumbrances, except for the security interest granted hereby and any security interests that are junior in priority to the security interest granted hereby; if Borrower acquires any inventory from a Vendor with funds advanced under this Agreement, then all of Borrower’s inventory acquired from such Vendor is free from, and will remain free from, all liens or other encumbrances, except for the security interest granted hereby; Borrower is a merchant engaged in the business of selling the Inventory and other personal property of a kind similar to the Inventory; all information supplied and statements made by Borrower in any financial statement or other document delivered to Lender at any time is, and shall be, true, correct, complete and genuine when delivered; the Borrower is not a party to or the subject of any lawsuit, governmental investigation or proceeding or material dispute with any party, except as previously disclosed in writing to Lender; the Financial Statements and other information provided by Borrower to Lender in the credit application or otherwise have not materially changed from the date of submission of such information through the date of Borrower’s signing of this Agreement; and the Financial Statements and other information provided by any guarantor of Borrower (or by any other party liable for any of Borrower’s and/or its affiliates obligations to Lender and/or its affiliates) in the credit application or otherwise have not materially changed from the date of submission of such information through the date of Borrower’s signing of this Agreement. Each request for a Loan by Borrower will be a reaffirmation of Borrower’s representations and warranties contained herein as of the date of such request.

Borrower agrees: that the Borrower will not change its principal residence (if Borrower is an individual), its chief executive office (if Borrower is not a registered organization), or its State of organization (if Borrower is a registered organization organized under State law) without prior written consent from Lender; that Borrower will not change its name or entity type without prior consent from Lender; that Borrower will not merge or consolidate with any other party or sell, transfer, abandon, or otherwise dispose of a substantial part of Borrower’s assets (other than the sale of Inventory in the ordinary course of business); to defend, at Borrower’s own expense, any action, proceeding or claim affecting the Collateral; to give notice to Lender of (i) any defect or non-conformity in any shipment of the Inventory financed by Lender, or any claim of a right to reject or revoke acceptance of such Inventory for any reason, no later than five (5) days after delivery of such Inventory and (ii) any event or circumstance that has caused, or would reasonably be expected to cause, a material adverse effect on the Borrower, its business or its financial prospects, immediately upon becoming aware of such event or circumstance; to pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral, this Agreement, any Schedule, or payments to be made in connection therewith (such obligation shall survive the termination of this Agreement); to pay all transportation and storage charges on the Collateral, and pay all rents and other amounts, if any, for the use of premises on which Borrower keeps any Collateral; to obtain, upon the request of Lender, waivers of interest and/or non-disturbance agreements from landlords, lienholders, warehousemen and/or bailors as to locations where any Collateral is located; that if a certificate of title is required by law with respect to any item of Collateral, Borrower shall obtain such certificate and shall note the security interest of Lender thereon and shall do everything necessary or expedient to preserve or perfect the security interest of Lender therein; that Borrower will not misuse, fail to keep in good repair, secrete or, except with Lender’s prior written consent, rent, lend, assign or otherwise transfer any of the Collateral, or use the Collateral for any purpose other than in accordance with accepted industry practices; that Lender may enter upon Borrower’s premises at any reasonable time to inspect the Collateral and Borrower’s books and records pertaining to the Collateral with the full cooperation and assistance of Borrower; to take all such actions reasonably requested by Lender to further implement and give effect to the agreements contained in this Agreement; and to indemnify and hold harmless Lender and its affiliates from any claims, losses, costs and expenses asserted by Borrower, any customer of Borrower or any other party relating to or arising out of this Agreement or any Collateral; to deliver to Lender, within ninety (90) days after the close of each fiscal year of Borrower, Borrower’s balance sheet, and statement of income (“Financial Statements”), certified by a recognized firm of certified public accountants as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of Borrower as of the date thereof and for the period then ended; to deliver to Lender upon request by Lender (i) copies of Borrower’s quarterly Financial Statements certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the date thereof and for the period then ended, (ii) copies of Borrower’s monthly Financial Statements certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the date thereof and for the period then ended, (iii) a report of the Collateral in a form and substance acceptable to Lender including without limitation a detailed listing of Borrower’s inventory, accounts receivable, accounts payable, and sales journals and that is certified by the chief financial officer of the Borrower as being true, correct, complete and genuine; and (iv) such other financial statements or information regarding Borrower or the Collateral, as Lender reasonably may request from time to time.

Loan and Security Agreement (Limited Collateral – Specific OEMs) - Page 4 of 8

5.	Power of Attorney.

To facilitate and carry out the purposes of this Agreement and Borrower’s obligations to Lender, Borrower hereby irrevocably appoints Lender and its affiliates, as Borrower’s true and lawful attorney-in-fact, with power of substitution, to do the following acts on behalf of Borrower: to prepare, execute and deliver in the name of Borrower security agreements, financing statements, Certificates of Title and Statements of Origin relating to the Collateral; to endorse Borrower’s name upon any notes, checks, drafts, money orders and other forms of instruments made payable to Borrower; and generally to perform all acts and do all things necessary to preserve and protect the Collateral and Lender’s rights and interest therein and to otherwise accomplish the purposes of this Agreement, including the making of affidavits and the acknowledgment of instruments as fully as if done by the Borrower. The foregoing powers are coupled with an interest and shall be irrevocable without the prior written consent of Lender, as long as any Obligations remain outstanding.

6.	Default.

Borrower and Lender acknowledge that time is of the essence in this Agreement. As used in this Agreement, “Default” means any one or combination of the following: (a) any of Borrower’s obligations to Lender and/or any affiliate of Lender under this Agreement, any Schedule or any other agreement are not paid or performed as required; (b) there occurs a default by any affiliate of Borrower under any agreement with Lender and/or any affiliate of Lender; (c) there occurs a default by Borrower under any agreement with another lender; (d) there occurs a material default by Borrower under any material agreement to which Borrower is a party; (e) any sale or other disposition of the Inventory is made by Borrower other than in compliance with Section 3 of this Agreement; (f) Borrower breaches any representation, warranty or covenant contained herein or in any other instrument or agreement delivered by Borrower to Lender or any affiliate of Lender in connection with this Agreement or any other transaction; (g) Borrower dies, ceases to do business as a going concern or there occurs a material change in the ownership or management of Borrower’s business; (g) any of the Inventory is lost, damaged or destroyed and Borrower fails to pay to Lender within five (5) days thereafter (the “Grace Period”) the unpaid Invoice Cost of such Inventory; however, If Lender seeks payment for any Inventory from the proceeds of the insurance described in Section 3 of this Agreement, then the Grace Period will not begin for such Inventory until Lender gives notice to Borrower that Borrower must make payment for such Inventory; (i) Borrower becomes insolvent or bankrupt; Borrower makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver; a trustee or a receiver is appointed for Borrower or for a substantial part of its property without its consent; bankruptcy, reorganization or insolvency proceedings are instituted by or against Borrower; or any of the foregoing occurs with respect to any guarantor or other party liable for any of Borrower’s and/or its affiliates obligations to Lender and/or its affiliates; (j) all or any part of the Inventory is attached, levied or seized upon in any proceeding and such process is not discharged within ten (10) days; (k) Lender believes that the prospect of payment or performance of Borrower’s and/or its affiliates obligations to Lender and/or its affiliates is impaired, whether by reason of a material adverse change in the business prospects or financial condition of Borrower or otherwise, or, in good faith, believes that the Collateral is insufficient security for Borrower’s obligations to Lender; (l) any guarantor, surety or endorser for any of Borrower’s and/or its affiliate’s obligations to Lender and/or its affiliates dies, defaults under any agreement with, or in favor of, Lender or any affiliate of Lender, or any guaranty of the obligations secured hereby is terminated; or (m) Lender believes that the prospect of payment or performance of the obligations of any guarantor, surety or endorser for any of Borrower’s and/or its affiliate’s obligations to Lender and/or its affiliates is impaired, whether by reason of a material adverse change in the business prospects or financial condition or otherwise.

Loan and Security Agreement (Limited Collateral – Specific OEMs) - Page 5 of 8

7.	Remedies.

If a Default occurs, the indebtedness herein described and all other debts then owing by Borrower to Lender and/or its affiliates under this Agreement or any other present or future agreement (the “Obligations”) shall, if Lender shall so elect, become immediately due and payable, provided, however, that upon the institution of any bankruptcy, reorganization or insolvency proceedings filed by or against Borrower, the Obligations shall automatically become immediately due and payable without notice or demand of any kind. Furthermore, if a Default occurs, Lender shall have all of the rights and remedies of a Lender under the Uniform Commercial Code and any other applicable laws. Borrower agrees that Lender may, by itself or through an agent, without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the apparent control of Borrower where Lender believes the Collateral may be, and disassemble, render unusable and/or repossess all or any items of the Collateral. Borrower expressly waives all rights to possession of the Collateral after default and all claims for injuries suffered through or loss caused by such entering and/or repossession by Lender. Borrower shall, upon demand by Lender, assemble the Collateral and return it to Lender at a place designated by Lender. Borrower agrees that the repurchase of any item of Collateral by the manufacturer or any distributor thereof shall constitute a commercially reasonable private sale of the Collateral by Lender, if the price obtained is equal to: (a) the then outstanding Invoice Cost of such item of Collateral, minus (b) the sum of all (i) unpaid principal curtailments on the Collateral (which Borrower agrees will approximate the depreciation of the Collateral) and (ii) amounts incurred, if any, to restore such item of Collateral to the equivalent of unused condition. Expenses of retaking, holding, preparing for sale, selling and the like shall include attorney’s fees and other legal expenses and shall be the responsibility of Borrower. Borrower is also responsible to pay all other costs and expenses incurred by Lender in connection with this Agreement, including but not limited to attorneys’ fees and other legal expenses in connection with or arising out of any deficiency suit, collection actions or otherwise following a Default. All such costs and expenses are payable by Borrower on demand by Lender and constitute part of the Obligations. Borrower understands that Lender’s rights are cumulative and not alternative. Borrower hereby expressly waives notice of non-payment, presentment, protest, dishonor, default, intent to accelerate the maturity hereof and acceleration of the maturity hereof.

8.	Termination.

Either party may terminate this Agreement at any time by prior written notice received by the other party. If Lender terminates this Agreement, Borrower agrees that (i) if Borrower is not in default hereunder, forty five (45) days prior notice of termination is reasonable and sufficient (although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient) and (ii) if Borrower is in default hereunder, Lender may elect to terminate this Agreement immediately upon the giving of written notice to Borrower. All outstanding, non-contingent Obligations shall survive the termination of this Agreement. Until all Obligations are performed or satisfied in full, any termination of this Agreement shall not affect Lender’s security interest in the Collateral and all undertakings, agreements, covenants, warranties, and representations of Borrower contained in this Agreement or any other documents relating to or executed in connection with this Agreement shall continue to be effective. Lender shall not be required to record any terminations or satisfactions of any of Lender’s liens on the Collateral unless and until all Obligations are performed or satisfied in full.

Loan and Security Agreement (Limited Collateral – Specific OEMs) - Page 6 of 8

9.	Miscellaneous.

Borrower authorizes Lender to give credit information about Borrower to Lender’s subsidiaries, affiliates, and agents and to Vendors. Borrower can prevent Lender from sharing credit information, other than information about Lender’s transactions or experience with Borrower, by giving written notice to Lender requesting Lender to not share such information. Lender may correct patent errors and fill in blanks herein. Lender may, in its sole discretion, waive a default or cure a default at Borrower’s expense. Any such waiver in any particular instance or any waiver of a particular default shall not be a waiver of any other defaults at the same time or at any other time. No provision of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any of the parties, except by a writing specifically referring to this Agreement and signed by all parties hereto. No course of dealing, course of performance, or usage of trade shall be considered in the interpretation or enforcement of this Agreement. Borrower waives any right it may have to introduce evidence of any such course of dealing, course of performance or usage of trade. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. This Agreement and each applicable Schedule contain the entire agreement of the parties hereto with respect to the subject matter hereof. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be equally effective as delivery of an original executed counterpart of this Agreement. Notwithstanding anything to the contrary herein, the parties signing this Agreement agree that it may be completed, signed and delivered by electronic means (including, without limitation, through the DocuSign, Inc. electronic signing system) and in one or more counterparts, each of which shall be (i) an original as if signed manually by hand, and all of the counterparts of which taken together shall constitute one and the same agreement, (ii) a valid and binding agreement and fully admissible in any court of law or otherwise and under any and all state and federal rules of evidence and (iii) enforceable under UCC Section 3-309, UCC Section 3-604, or any other similar statute (with any provision contained in the UCC or other law to the contrary being waived hereby), without regard to any loss or destruction of any paper counterpart hereof, the parties hereto agreeing that the possession or maintenance of a signed and delivered scanned, emailed or other electronic version hereof shall constitute possession of this Agreement under UCC Section 3-309 or any other similar statute (with any provision contained in the UCC or other law to the contrary being waived hereby), and shall not constitute the destruction hereof and shall not result in the discharge of any obligation evidenced hereby, notwithstanding UCC Section 3-604 or any other similar law or statute. All required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided by Lender or made available by Lender (if any) to Borrower may be sent via email. Any provisions hereof contrary to, prohibited by, or invalid under applicable law shall be inapplicable hereto, deemed omitted here from, and shall not invalidate the remaining provisions hereof. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Borrower acknowledges that it has read and understood this Agreement and received a true copy hereof, and waives notice of Lender’s acceptance hereof. Lender’s failure to charge or accrue interest or any other fees provided herein shall not be deemed a waiver by Lender of its claim thereto. This Agreement and any related instruments and documents may be endorsed, assigned and transferred in whole or in part by Lender, and any such holder and/or assignee of this Agreement shall succeed to and be possessed of the rights of Lender under this Agreement to the extent transferred and assigned. The rights and obligations of Borrower may not be assigned without the prior written consent of Lender. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, heirs and personal representatives. All notices, demands and requests required or permitted to be given under this Agreement shall be in writing and delivered by either: (i) personal delivery; (ii) nationally recognized overnight express courier; (iii) facsimile, email or other electronic transmission, or (iv) certified mail, return receipt requested, with all postage and other costs of such delivery paid or prepaid. Delivery shall be deemed to have been made on the earliest of the date of personal delivery, the date one business day after dispatch by overnight express service, the date of confirmation of the facsimile or email transmission as provided by the transmitting equipment or the date five days after the date of mailing by certified mail. Unless and until notice is provided to the contrary, notices shall be addressed to the respective addresses set forth below or to any other or additional persons and addresses as the parties may from time to time designate in a writing sent as provided above. Any claim which Borrower may have against Lender arising out of this Agreement or the transactions contemplated herein must be asserted by Borrower within one (1) year of it accruing or else it shall be deemed waived. Borrower agrees that such period is reasonable and sufficient for it to investigate and act upon any such claim. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia without reference to conflict of laws principles. Borrower consents to the jurisdiction of the federal and state courts located in the State of Georgia for all purposes in connection with this Agreement. Borrower hereby waives and agrees not to assert any objection to the jurisdiction of any of such Courts, including the objection of inconvenient forum. Borrower further consents that any process or notice of motion or other application to any of said Courts or a Judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of or the District of Georgia by registered or certified mail, return receipt requested, to the last known address or by personal service provided a reasonable time for appearance is allowed, or in such other manner as may be permissible under the Rules of said Courts. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO, FOLLOWING CONSULTATION WITH LEGAL COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS WITH REGARD TO DISPUTES IN ANY WAY DIRECTLY AND/OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.

Loan and Security Agreement (Limited Collateral – Specific OEMs) - Page 7 of 8

Borrower and Lender have caused this Agreement to be executed as of the date and year first above written.

Northpoint Commercial Finance LLC	1847 Goedeker Inc.

/s/ Gail Baron	/s/ Robert D. Barry
Gail Baron	Robert D. Barry
Underwriter	Chief Financial Officer

Address for notices:	Address for notices:
P.O. Box 1445	13850 Manchester Road
Alpharetta, GA 30009-1445	Ballwin, MO 63011

Email Address of Borrower: bob.barry@goedekers.com

Loan and Security Agreement (Limited Collateral – Specific OEMs) - Page 8 of 8